UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2020

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Darrow as President and Chief Executive Officer

On March 10, 2020 the Company announced that the Board of Directors of the Company (the “Board”) appointed Michael Darrow as the Company’s President and Chief Executive Officer on March 9, 2020.

Mr. Darrow, age 62, has served as the Company’s Interim President and Chief Executive Officer since May 2019, as its Executive Vice President of Partner and OEM Development since November 2017 and as the President of its subsidiary, ALG, Inc., since January 2018. Mr. Darrow served as the Company's Executive Vice President of OEM Development from March 2017 to November 2017, and from June 2016 until he joined the Company, Mr. Darrow was an Automotive Industry Consultant for Inventory Command Center LLC, before which he served in numerous roles at Edmunds.com Inc. from July 2000 to August 2014, including as Chief Executive Officer of Edmunds Data Services, Executive Vice President of Sales and Chief Sales Officer. Mr. Darrow holds a B.S. in Economics from Allegheny University.

A copy of the press release announcing Mr. Darrow’s appointment is attached hereto as Exhibit 99.1. The information in Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Appointment of Mr. Darrow to the Board

Also effective March 9, 2020, the Board appointed Mr. Darrow to the Board, filling a vacancy caused by the resignation of Chip Perry in July 2019. As an employee of the Company, Mr. Darrow will not be entitled to additional compensation for his service as a member of the Board. Mr. Darrow is not expected to be named to any committee of the Board.

Other than the Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Darrow and any other person pursuant to which he was selected for the positions to which he was appointed. There are no family relationships between Mr. Darrow and any director or executive officer of the Company and Mr. Darrow has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Employment Agreement with Mr. Darrow

In connection with Mr. Darrow’s appointment as President and Chief Executive Officer, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Darrow on March 9, 2020. Under the terms of the Employment Agreement, Mr. Darrow’s employment is on an at-will basis, he will be paid a base salary of $590,000, less applicable tax withholdings and subject to review and adjustment based upon the Company’s normal performance review practices, and he will be eligible for an annual bonus targeted at 100% of his base salary. Additionally, the Company may, in its discretion, grant additional discretionary bonus amounts to Mr. Darrow from time to time. The Employment Agreement provides that Mr. Darrow is eligible to participate in the benefits programs generally available to employees of the Company on the same terms as other similarly-situated employees.

Pursuant to the Employment Agreement, the Compensation and Workforce Committee of the Board (the “Committee”) granted Mr. Darrow (i) a stock option (the “2020 Option”) to purchase 323,000 shares of the Company’s common stock (“Shares”) at an exercise price per Share equal to the fair market value of the Shares on the date of the grant for 2020; (ii) an award of 188,000 restricted stock units of the Company (“RSUs”) for 2020 (the “2020 RSUs”); and (iii) an award of 300,000 RSUs in connection with his promotion (the “Promotion RSUs”), in the case of each of clauses (i) through (iii) pursuant to a Company equity incentive plan and an option agreement or RSU agreement, as applicable. Further, subject to the vesting acceleration provisions of the Employment Agreement, (x) the 2020 Option vests in approximately equal monthly installments over 48 months from the effective date of the Employment Agreement; (y) the 2020 RSUs vest in approximately equal quarterly installments over 16 quarters from March 15, 2020; and (z) the Promotion RSUs vest in approximately equal quarterly installments over eight quarters from March 15, 2020. Additionally, the Employment Agreement requires the Company to recommend that the Committee grant 326,000 performance-based RSUs (“PSUs”) to Mr. Darrow (the “2020

PSUs”) at the same time that the Company grants 2020 equity awards to its other executives with terms substantially similar to those of the PSUs granted to other executives of the Company. Vesting of the 2020 Option, the 2020 RSUs, the Promotion RSUs and the 2020 PSUs is subject to Mr. Darrow’s continued service with the Company through each vesting date, subject to the vesting acceleration provisions of the Employment Agreement or, with respect to the 2020 PSUs, the PSU award agreement to which the award is subject. Additionally, Mr. Darrow will be eligible to receive additional equity awards pursuant to plans or arrangements the Company may have in effect from time to time determined in the discretion of the Board or the Committee.

Under the Employment Agreement, if the Company terminates Mr. Darrow’s employment for a reason other than Cause (as defined in the Employment Agreement), or he resigns from his employment for Good Reason (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Mr. Darrow’s signing a separation and release of claims agreement with the Company and his continued compliance with the terms of the Employment Agreement and a confidential information agreement entered into with the Company (other than the non-solicitation provisions thereof), he will receive as severance: (i) continuing payments of his base salary as in effect on the date of the termination during the period beginning with his termination through the 12-month anniversary of his termination (the “Severance Period”); (ii) payment of his full target bonus for the year in which the termination occurs; (iii) the immediate vesting of (x) if such termination occurs before a Change in Control (as defined in the Employment Agreement), each of his then-outstanding and unvested equity awards as to the number of Shares subject to each equity award that otherwise would have vested had he remained an employee of the Company through the 12-month anniversary of his termination date (except with respect to PSUs, which will be treated as provided in the applicable award agreement); or (y) if such termination occurs upon or after a Change in Control, 100% of each of his outstanding equity awards that both are outstanding as of the employment termination date and were granted at least 60 days before the applicable Change in Control (except with respect to PSUs, which will be treated as provided in the applicable award agreement); and (iii) reimbursement or direct payment, as determined by the Company, of certain continuing health care benefits for up to 12 months following his termination (or if, in the Company’s determination, such reimbursement or direct payments would violate applicable law, monthly taxable cash payments in lieu thereof, as well as amounts necessary to pay the taxes on such payments).

If Mr. Darrow’s employment with the Company terminates due to his death or Disability (as defined in the Employment Agreement), then, subject to Mr. Darrow’s (or his estate’s) signing a separation and release of claims agreement with the Company and his continued compliance with the Employment Agreement and a confidential information agreement entered into with the Company (other than the non-solicitation provisions thereof), each of his then-outstanding equity awards will immediately vest (except with respect to PSUs, which will be treated as provided in the applicable award agreement) and the Company will reimburse or directly pay, as determined by the Company, certain continuing health care benefits during the Severance Period, unless such reimbursements or direct payments would, in the Company’s determination, violate applicable law.

If a Change in Control occurs while Mr. Darrow remains an employee of the Company, if he remains employed with the Company (or any successor or subsidiary thereof) as of the first day following the 12-month anniversary of the Change in Control, then 100% of any of Mr. Darrow’s equity awards that are both outstanding as of such date and were granted to him at least 60 days before the Change in Control will vest at such time (except with respect to PSUs, which will be treated as provided in the applicable award agreement).

The Employment Agreement further provides that, if the severance payments and other benefits payable to Mr. Darrow constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then his severance and other benefits will either be delivered in full or delivered to such lesser extent that would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Darrow on an after-tax basis of the greatest amount of benefits.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement, dated as of March 9, 2020, by and between TrueCar, Inc. and Michael Darrow.

99.1 Press Release issued by TrueCar, Inc., dated March 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

 Date:  March 10, 2020